UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 19, 2020

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously reported on March 13, 2020, Unisys Corporation, a Delaware corporation (the “Company”), issued a notice of full redemption to redeem all $440.0 million in aggregate principal amount of its outstanding 10.750% Senior Secured Notes due 2022 (the “Notes”), which are governed by that certain Indenture, dated as of April 17, 2017, among the Company, as issuer, the guarantors named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”), on April 15, 2020 (the “Redemption Date”) for a redemption price equal to 105.375% of the aggregate principal amount of the Notes to be redeemed plus accrued, but unpaid interest, if any, to, but not including, the Redemption Date (the “Redemption Price”). On March 19, 2020, the Company irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of holders of the Notes, an amount sufficient to fully pay the Redemption Price on the Redemption Date, satisfying and discharging the Company’s and the Guarantors’ obligations under the Indenture and the Notes (the “Satisfaction and Discharge”), and the Company, the Guarantors, the Trustee and the Collateral Trustee entered into a Satisfaction and Discharge of Indenture (the “Satisfaction and Discharge Agreement”) evidencing such satisfaction and discharge of the Indenture.

The description of the Satisfaction and Discharge and the Satisfaction and Discharge Agreement contained herein are qualified in their entirely by reference to the full text of the Satisfaction and Discharge Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Satisfaction and Discharge Agreement dated as of March 19, 2020 by and among Unisys Corporation, the guarantors signatory thereto, and Wells Fargo Bank, National Association, in its capacity as trustee and in its capacity as collateral trustee.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Satisfaction and Discharge Agreement dated as of March 19, 2020 by and among Unisys Corporation, the guarantors signatory thereto, and Wells Fargo Bank, National Association, in its capacity as trustee and in its capacity as collateral trustee.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: March 20, 2020	By:	/s/ Michael M. Thomson
Michael M. Thomson
Senior Vice President and Chief Financial Officer